Exhibit 99.1

Wesco Aircraft Holdings Reports
Fiscal 2017 Fourth Quarter Results
-- Initiates Comprehensive Business Review to Accelerate Improvement --
VALENCIA, Calif., November 28, 2017 - Wesco Aircraft Holdings, Inc. (NYSE: WAIR), one of the world's leading distributors and providers of comprehensive supply chain management services to the global aerospace industry, today announced results for its fiscal 2017 fourth quarter ended September 30, 2017.
Fiscal 2017 Fourth Quarter Highlights

•	Net sales were $361.6 million, down 1.1 percent

•
Net loss was $38.3 million, or $0.39 per diluted share, reflecting a $37.5 million non-cash tax charge on accumulated foreign earnings and other items(1), which together had an impact of $46.7 million, or $0.47 per diluted share

•	Adjusted earnings before interest, taxes, depreciation and amortization(1) (EBITDA) were $30.4 million, or 8.4 percent of net sales
Todd Renehan, chief executive officer, commented, “We clearly are not satisfied with our fiscal 2017 fourth quarter results, which do not yet reflect many of the operational changes we’ve made. We believe we have stabilized our business from an operational perspective as a result of the progress made executing our improvement plan initiatives. We’re starting to see some positive trends emerge and a recovery in key leading indicators, including an increase in ad-hoc bookings and average daily sales and better on-time delivery rates. We believe these improvements will drive stronger financial results in the coming quarters.
“While these operational trends are encouraging, it’s taking too long to deliver better financial results. We believe our sales are stabilizing and will return to growth, but our cost structure is too high for our revenue base. We took immediate action to address significant customer service issues and stabilize our business, investing in staff and inventory. We also reduced back-office expenses late in the fourth quarter. We are now focused on optimizing our cost structure and positioning our business for the long term. To accelerate this process and deliver more tangible and sustainable improvement, we recently engaged Alix Partners, a well-known business consulting firm, to assist us with a comprehensive business review. The initial work will be a deliberately broad-based assessment of where the most significant opportunities exist to improve Wesco’s profit generation. We plan to provide an update on this assessment with our first quarter fiscal 2018 earnings announcement.”

Fiscal 2017 Fourth Quarter Results
Net sales of $361.6 million in the fiscal 2017 fourth quarter were 1.1 percent lower than the same period last year, primarily due to a decline in ad-hoc sales volumes and provisions for customer claims. Sales under long-term contracts were higher in the fourth quarter, reflecting new business revenue, partially offset by volume declines on existing contracts and lost business.
Gross profit was $87.5 million in the fourth quarter of fiscal 2017, compared with $95.5 million in the fiscal 2016 fourth quarter. Gross margin was 24.2 percent in the fiscal 2017 fourth quarter, compared with 26.1 percent in the same period last year. The decrease in margin primarily reflects provisions for customer claims, inventory adjustments, a decline in hardware margins and an unfavorable change in the mix of hardware and chemical business.
Selling, general and administrative (SG&A) expenses totaled $67.5 million in the fiscal 2017 fourth quarter, compared with $55.2 million in the same period last year. The increase in SG&A expenses was primarily due to higher people-related costs, which included approximately $4 million to support new business and improved customer service, severance costs of $2 million and higher incentive compensation of $3 million relative to the fourth quarter of last year. SG&A expenses as a percentage of net sales were 18.7 percent in the fiscal 2017 fourth quarter, compared with 15.1 percent in the same period last year.
Income from operations totaled $20.0 million in the fiscal 2017 fourth quarter, or 5.5 percent of net sales, compared with $40.3 million, or 11.0 percent of net sales, in the same period last year.
The company’s effective tax rate was significantly higher in the fiscal 2017 fourth quarter than the same period last year, primarily due to a $37.5 million non-cash charge on accumulated foreign earnings. The company reassessed the potential need to repatriate foreign earnings in the quarter based on its current long-range outlook, the current imbalance between cash generated and used in the United States and the increase in the percentage of excess cash that must be used to repay debt under the sixth amendment to its credit agreement.
Based on this reassessment, the company determined that it is likely to repatriate $126.5 million of previously earned and undistributed earnings and accordingly provided for a $38.7 million deferred tax liability for U.S. taxes that will become payable over time as foreign earnings are repatriated. The company believes that this action will not have a negative impact on its effective tax rate for fiscal 2018.
Net loss was $38.3 million, or $0.39 per diluted share, in the fiscal 2017 fourth quarter, compared with net income of $23.3 million, or $0.24 per diluted share, in the same period last year. Adjusted net income(1) was $8.4 million, or $0.08 per diluted share, compared with adjusted net income(1) of $29.9 million, or $0.30 per diluted share, in the same period last year.
Adjusted EBITDA(1) in the fiscal 2017 fourth quarter was $30.4 million, compared with $49.6 million in the same period last year. Adjusted EBITDA margin(1) was 8.4 percent, compared with 13.6 percent in the same period last year.
Fiscal Year 2017 Results
Net sales of $1,429.4 million in fiscal 2017 were 3.2 percent lower than the same period last year, primarily due to lower ad-hoc volumes, a one-time sale to a large commercial customer in the prior year, volume declines at existing hardware customers and lost business. These factors were partially offset by new business revenue.
Loss from operations was $208.8 million in fiscal 2017, which included a previously disclosed goodwill impairment charge of $311.1 million recorded in the fiscal 2017 third quarter. Excluding this charge, adjusted income from operations(1) in fiscal 2017 was $102.3 million, or 7.2 percent of net sales. This compares with $158.8 million, or 10.7 percent of net sales, in fiscal 2016. The decline in adjusted operating margin(1) primarily reflects an increase in SG&A expenses as a percentage of net sales and lower gross margins.
Net loss in fiscal 2017 was $237.3 million, or $2.40 per diluted share, compared with net income of $91.4 million, or $0.93 per diluted share, in fiscal 2016. Adjusted net income(1) was $57.9 million, or $0.59 per diluted share, compared with adjusted net income(1) of $110.6 million, or $1.13 per diluted share, in fiscal 2016.
Adjusted EBITDA(1) in fiscal 2017 was $136.6 million, or 9.6 percent of net sales, compared with $196.9 million, or 13.3 percent of net sales, in fiscal 2016.
Net cash used in operating activities was $26.9 million in fiscal 2017, compared with net cash provided by operating activities of $117.5 million in fiscal 2016. The change in operating cash flow primarily reflects an increase in inventory to support new business and improved customer service. Free cash flow(1) was negative $35.9 million in fiscal 2017, compared with positive free cash flow(1) of $103.5 million in fiscal 2016.

Fiscal 2018 Outlook
The company is targeting a low single-digit percentage increase in net sales year-over-year in fiscal 2018, primarily based on the ramp up of new business and growth in ad-hoc sales, partially offset by volume declines on existing contracts. The company also targets a low double-digit percentage increase in adjusted EBITDA year-over-year in fiscal 2018, primarily based on higher sales and gross margin and stable SG&A as a percent of sales.
The company expects its operational metrics to gain traction throughout the year, leading to a better second half than first half of fiscal 2018. As a result, the company expects to exit the year at an adjusted EBITDA margin run-rate of more than 10 percent.
Conference Call Information
Wesco Aircraft will hold a conference call to discuss its fiscal 2017 fourth quarter results at 2:00 p.m. PST (5:00 p.m. EST) today, November 28, 2017. The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and entering passcode 45986983.
The conference call will be simultaneously broadcast on Wesco Aircraft’s Investor Relations website (http://ir.wescoair.com).
Following the live webcast, a replay will be available on the company’s website for one year. A telephonic replay also will be available approximately two hours after the conference call and may be accessed by dialing 888-843-7419 (domestic) or 630-652-3042 (international) and entering passcode 45986983. The telephonic replay will be available until December 5, 2017 at 11:59 p.m. EST.

About Wesco Aircraft
Wesco Aircraft is one of the world’s leading distributors and providers of comprehensive supply chain management services to the global aerospace industry. The company’s services range from traditional distribution to the management of supplier relationships, quality assurance, kitting, just-in-time delivery, chemical management services, third-party logistics or fourth-party logistics and point-of-use inventory management. The company believes it offers one of the world’s broadest portfolios of aerospace products, including C-class hardware, chemical and electrical and comprised of more than 565,000 active SKUs.
To learn more about Wesco Aircraft, visit our website at www.wescoair.com. Follow Wesco Aircraft on LinkedIn at https://www.linkedin.com/company/wesco-aircraft-corp.

Footnotes
(1) Non-GAAP financial measure - see Exhibits for reconciliations of GAAP to non-GAAP results.
Non-GAAP Financial Information
Adjusted income from operations represents (loss) income from operations plus the $311.1 million goodwill impairment charge the company took during the year ended September 30, 2017.
Adjusted operating margin represents adjusted income from operations divided by net sales.
Adjusted net income represents net (loss) income before: (i) amortization of intangible assets, (ii) amortization or write-off of deferred financing costs, (iii) unusual or non-recurring items and (iv) the tax effect of items (i) through (iii) above calculated using an estimated effective tax rate.
Adjusted basic earnings per share represent basic earnings per share calculated using adjusted net income as opposed to net income.
Adjusted diluted earnings per share represent diluted earnings per share calculated using adjusted net income as opposed to net income.
Adjusted EBITDA represents net (loss) income before: (i) income tax (benefit) provision, (ii) net interest expense, (iii) depreciation and amortization and (iv) unusual or non-recurring items.
Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.
Free cash flow represents net cash (used in) provided by operating activities less purchases of property and equipment.
Wesco Aircraft utilizes and discusses adjusted income from operations, adjusted operating margin, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow, which are non-GAAP measures management uses to evaluate the company’s business, because it believes these measures assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the company’s core operating performance. Wesco Aircraft believes these metrics are used in the financial community, and the company presents these metrics to enhance understanding of its operating performance. Readers should not consider adjusted EBITDA and adjusted net income as alternatives to net (loss) income, determined in accordance with GAAP, and should not consider adjusted income from operations as an alternative to (loss) income from operations, determined in accordance with GAAP, in each case as an indicator of operating performance. Adjusted income from operations, adjusted operating margin, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow are not measurements of financial performance under GAAP, and these metrics may not be comparable to similarly titled measures of other companies. See Exhibits 4, 5 and 6 for reconciliations of adjusted income from operations, adjusted operating margin, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning Wesco Aircraft Holdings, Inc. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of management, as well as assumptions made by, and information currently available to, management. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “accelerate,” “believe,” “deliver,” “drive,” “expect,” “focus,” “improve,” “increase,” “indicator,” “likely,” “outlook,” “plan,” “potential,” “target,” “trend,” “will” or similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the company’s control. Therefore, the reader should not place undue reliance on such statements.
Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: general economic and industry conditions; conditions in the credit markets; changes in military spending; risks unique to suppliers of equipment and services to the U.S. government; risks associated with the company’s long-term, fixed-price agreements that have no guarantee of future sales volumes; risks associated with the loss of significant customers, a material reduction in purchase orders by significant customers, or the delay, scaling back or elimination of significant programs on which the company relies; the company’s ability to effectively compete in its industry; the company’s ability to effectively manage its inventory; the company’s suppliers’ ability to provide it with the products the company sells in a timely manner, in adequate quantities and/or at a reasonable cost; the company’s ability to maintain effective information technology systems; the company’s ability to retain key personnel; risks associated with the company’s international operations, including exposure to foreign currency movements; risks associated with assumptions the company makes in connection with its critical accounting estimates (including goodwill, excess and obsolete inventory and valuation allowance of the company’s deferred tax assets) and legal proceedings; changes in U.S. tax law; the company’s dependence on third-party package delivery companies; fuel price risks; fluctuations in the company’s financial results from period-to-period; environmental risks; risks related to the handling, transportation and storage of chemical products; risks related to the aerospace industry and the regulation thereof; risks related to the company’s indebtedness; and other risks and uncertainties.
The foregoing list of factors is not exhaustive. The reader should carefully consider the foregoing factors and the other risks and uncertainties that affect the company’s business, including those described in Wesco Aircraft’s Annual Report on Form 10-K, Quarterly Reports

on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the Securities and Exchange Commission. All forward-looking statements included in this news release (including information included or incorporated by reference herein) are based upon information available to the company as of the date hereof, and the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact Information:
Jeff Misakian
Vice President, Investor Relations
661-362-6847
Jeff.Misakian@wescoair.com

Exhibits:

Exhibit 1:	Consolidated Statements of (Loss) Income (Unaudited)
Exhibit 2:	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit 3:	Condensed Consolidated Statements of Cash Flows (Unaudited)
Exhibit 4:	Non-GAAP Financial Information - Adjusted Income from Operations, Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)
Exhibit 5:	Non-GAAP Financial Information - EBITDA and Adjusted EBITDA (Unaudited)
Exhibit 6:	Non-GAAP Financial Information - Free Cash Flow (Unaudited)

Exhibit 1

Wesco Aircraft Holdings, Inc.
Consolidated Statements of (Loss) Income (UNAUDITED)
(In thousands, except share data)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016
Net sales	$361,552	$365,595	$1,429,429	$1,477,366
Cost of sales	274,065	270,110	1,067,522	1,083,674
Gross profit	87,487	95,485	361,907	393,692
Selling, general and administrative expenses	67,517	55,234	259,588	234,942
Goodwill impairment charge	—	—	311,114	—
Income (loss) from operations	19,970	40,251	(208,795)	158,750
Interest expense, net	(10,292)	(9,465)	(39,821)	(36,901)
Other income (expense)	80	(219)	369	3,741
Income (loss) before income tax	9,758	30,567	(248,247)	125,590
(Provision) benefit for income taxes	(48,045)	(7,306)	10,901	(34,212)
Net (loss) income	$(38,287)	$23,261	$(237,346)	$91,378

Net (loss) income per share:
Basic	$(0.39)	$0.24	$(2.40)	$0.94
Diluted	$(0.39)	$0.24	$(2.40)	$0.93
Weighted average shares outstanding:
Basic	98,906,379	97,994,386	98,700,879	97,634,155
Diluted	98,906,379	98,681,699	98,700,879	98,165,856

Exhibit 2

Wesco Aircraft Holdings, Inc.
Condensed Consolidated Balance Sheets (UNAUDITED)
(In thousands)

	September 30, 2017	September 30, 2016
Assets
Cash and cash equivalents	$61,625	$77,061
Accounts receivable, net	256,301	249,195
Inventories	827,870	713,470
Prepaid expenses and other current assets	13,733	10,203
Income taxes receivable	3,617	1,460
Total current assets	1,163,146	1,051,389
Long-term assets	590,961	897,189
Total assets	$1,754,107	$1,948,578
Liabilities and Stockholders’ Equity
Accounts payable	$184,273	$181,700
Accrued expenses and other current liabilities	35,329	26,424
Income taxes payable	3,290	6,782
Capital lease obligations, current portion	2,952	1,471
Short-term borrowings and current portion of long-term debt	75,000	—
Total current liabilities	300,844	216,377
Capital lease obligations, less current portion	2,013	1,710
Long-term debt, less current portion	788,838	834,279
Deferred income taxes	3,197	4,092
Other liabilities	9,484	9,205
Total liabilities	1,104,376	1,065,663
Total stockholders’ equity	649,731	882,915
Total liabilities and stockholders’ equity	$1,754,107	$1,948,578

Exhibit 3
 Wesco Aircraft Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (UNAUDITED)
(In thousands)

	Fiscal Year Ended September 30,
	2017	2016
Cash flows from operating activities
Net (loss) income	$(237,346)	$91,378
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	28,352	27,980
Amortization of deferred debt issuance costs	6,143	4,627
Stock-based compensation expense	7,335	8,490
Inventory provision	12,900	14,615
Goodwill impairment charge	311,114	—
Deferred income taxes	(21,070)	13,212
Other non-cash items	1,659	(4,912)
Changes in assets and liabilities
Accounts receivable	(8,531)	(4,077)
Inventories	(129,772)	(41,798)
Other current and long-term assets	(8,148)	(2,473)
Accounts payable	2,201	34,657
Other current and long-term liabilities	8,235	(24,244)
Net cash (used in) provided by operating activities	(26,928)	117,455
Cash flows from investing activities
Purchase of property and equipment	(8,923)	(13,992)
Proceeds from sales of assets	—	2,000
Net cash used in investing activities	(8,923)	(11,992)
Cash flows from financing activities
Proceeds from short-term borrowings	77,000	—
Repayment of borrowings and capital lease obligations	(45,451)	(112,309)
Debt issuance costs	(12,796)	(2,126)
Net cash from activities related to stock-based incentive plans	1,892	6,314
Net cash provided by (used in) financing activities	20,645	(108,121)
Effect of foreign currency exchange rate on cash and cash equivalents	(230)	(3,147)
Net decrease in cash and cash equivalents	(15,436)	(5,805)
Cash and cash equivalents, beginning of period	77,061	82,866
Cash and cash equivalents, end of period	$61,625	$77,061

Exhibit 4
Wesco Aircraft Holdings, Inc.
Non-GAAP Financial Information - Adjusted Income from Operations,
Adjusted Net Income and Adjusted Earnings Per Share (UNAUDITED)
(Dollars in thousands, except share data)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016
Net Sales	$361,552	$365,595	$1,429,429	$1,477,366

Adjusted Income from Operations
Income (loss) from operations	$19,970	$40,251	$(208,795)	$158,750
Goodwill impairment charge	—	—	311,114	—
Adjusted income from operations	$19,970	$40,251	$102,319	$158,750
Adjusted operating margin	5.5%	11.0%	7.2%	10.7%

Adjusted Net Income
Net (loss) income	$(38,287)	$23,261	$(237,346)	$91,378
Amortization of intangible assets	3,753	3,974	14,936	15,837
Amortization of deferred debt issuance costs	1,007	1,483	6,143	4,627
Goodwill impairment	—	—	311,114	—
Unusual or non-recurring items (1)	2,788	2,453	5,587	6,397
Adjustments for tax effect (2)	39,128	(1,241)	(42,498)	(7,623)
Adjusted net income	$8,389	$29,930	$57,936	$110,616

Adjusted Earnings Per Share
Weighted-average number of basic shares outstanding	98,906,379	97,994,386	98,700,879	97,634,155
Adjusted net income per basic share	$0.08	$0.31	$0.59	$1.13

Adjusted Diluted Earnings Per Share
Weighted-average number of diluted shares outstanding	98,906,379	98,681,699	98,700,879	98,165,856
Adjusted net income per diluted share	$0.08	$0.30	$0.59	$1.13

(1)
Unusual and non-recurring items in the fourth quarter of fiscal 2017 consisted of business realignment and other expenses of $2.8 million. Unusual and non-recurring items in the fourth quarter of fiscal 2016 consisted of integration and other related expenses of $0.7 million, as well as business realignment and other expenses of $1.8 million.

Unusual and non-recurring items in fiscal 2017 consisted of business realignment and other expenses of $5.6 million. Unusual and non-recurring items in fiscal 2016 consisted of integration and other related expenses of $1.9 million, as well as business realignment and other expenses of $4.5 million.
(2) The adjustment for tax effect in the fourth quarter of fiscal 2017 included a $37.5 million tax provision for accumulated foreign earnings and a $4.3 million tax provision for other discrete tax items. The adjustment for tax effect in fiscal 2017 included a $37.5 million tax provision for accumulated foreign earnings, a $10.6 million valuation allowance on deferred tax assets and a $4.3 million tax provision for other discrete tax items.

Exhibit 5

Wesco Aircraft Holdings, Inc.
Non-GAAP Financial Information - EBITDA and Adjusted EBITDA (UNAUDITED)
(Dollars in thousands)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2017	2016	2017	2016

EBITDA & Adjusted EBITDA
Net (loss) income	$(38,287)	$23,261	$(237,346)	$91,378
Provision (benefit) for income taxes	48,045	7,306	(10,901)	34,212
Interest expense, net	10,292	9,465	39,821	36,901
Depreciation and amortization	7,540	7,137	28,352	27,980
EBITDA	27,590	47,169	(180,074)	190,471
Goodwill impairment	—	—	311,114	—
Unusual or non-recurring items (1)	2,788	2,453	5,587	6,397
Adjusted EBITDA	$30,378	$49,622	$136,627	$196,868

Adjusted EBITDA margin	8.4%	13.6%	9.6%	13.3%

(1)
Unusual and non-recurring items in the fourth quarter of fiscal 2017 consisted of business realignment and other expenses of $2.8 million. Unusual and non-recurring items in the fourth quarter of fiscal 2016 consisted of integration and other related expenses of $0.7 million, as well as business realignment and other expenses of $1.8 million.

Unusual and non-recurring items in fiscal 2017 consisted of business realignment and other expenses of $5.6 million. Unusual and non-recurring items in fiscal 2016 consisted of integration and other related expenses of $1.9 million, as well as business realignment and other expenses of $4.5 million.

Exhibit 6

 Wesco Aircraft Holdings, Inc.
Non-GAAP Financial Information - Free Cash Flow (UNAUDITED)
(Dollars in thousands)

	Three Months Ended September 30,		Increase (Decrease)	Percent Change
	2017	2016
Free Cash Flow
Net cash provided by operating activities	$5,918	$50,862	$(44,944)	(88.4)%
Purchase of property and equipment	(2,092)	(2,831)	739
Free cash flow	$3,826	$48,031	$(44,205)	(92.0)%

	Fiscal Year Ended September 30,		Increase (Decrease)	Percent Change
	2017	2016
Free Cash Flow
Net cash (used in) provided by operating activities	$(26,928)	$117,455	$(144,383)	(122.9)%
Purchase of property and equipment	(8,923)	(13,992)	5,069
Free cash flow	$(35,851)	$103,463	$(139,314)	(134.7)%